Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 2 to the Registration Statement on Form S-1 of Restoration Hardware Holdings, Inc. of our report dated September 8, 2011 relating to the financial statements of Restoration Hardware, Inc. (Predecessor), which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Francisco, CA

December 8, 2011